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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sedona Corporation for the registration of 5,162,363 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2001, with respect to the consolidated financial statements of Sedona Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 15, 2001